UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2011, Linda M. Warren announced her intention to retire as a Vice President and Controller of Altria Group, Inc. (the “Company”), effective February 24, 2012. In connection with this announcement, on December 14, 2011, the Board of Directors of the Company appointed Ivan Feldman as Vice President and Controller of the Company, effective upon Ms. Warren’s retirement.

Mr. Feldman, age 45, currently serves as Vice President and Assistant Controller, Financial Reporting, Altria Client Services Inc., a position he has held since 2008. Since June 2000, he has been continuously employed by Altria Client Services Inc. in positions overseeing financial reporting and analysis.

In connection with his appointment as Vice President and Controller of the Company, Mr. Feldman’s annual base salary was set at $270,000. In addition, Mr. Feldman’s annual incentive award target for 2012 was set at 55% of base salary and his long-term incentive plan target was set at 60% of cumulative base salary over a three-year period. His annual equity award target was set at $250,000. Mr. Feldman will be eligible to participate in the same compensation programs as our named executive officers, as more fully described under the “Compensation Discussion and Analysis” section of the Company’s Proxy Statement relating to its 2011 Annual Meeting of Shareholders, as filed with the SEC on April 8, 2011 (such description is incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Corporate Secretary and Senior Assistant General Counsel

DATE: December 15, 2011